Exhibit 99.1
Harte Hanks Reports First Quarter 2025 Results
Enhanced Leadership Revamped Sales Organization Drive Improved Sales Efficiency and Customer Retention
Chelmsford, Massachusetts – May 14, 2025 - Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company focused on bringing companies closer to customers for over 100 years, today announced financial results for the first quarter ended March 31, 2025. Despite revenue pressure in the first quarter, the Company continued to drive operational progress and secure strategic new business wins across key industries. Harte Hanks ended the quarter with a strong balance sheet, no debt, and a healthy cash balance, positioning the Company to execute on its long-term growth strategy, build momentum, and deliver positive EBITDA in each quarter in 2025.
New Business Momentum with Strategic Client Wins Across Key Industries
In early 2025, Harte Hanks secured several new client engagements across key verticals, including healthcare, technology, hospitality, and automotive services. These wins reflect the strength of our solutions and the trust clients place in our expertise. Highlights include a national fulfillment program for a leading healthcare provider; an exclusive agreement to supply Harte Hanks’ proprietary, opted-in health data to a professional healthcare engagement platform; sales enablement support for a major enterprise IT company; a national logistics partnership supporting a private equity-backed car wash platform; and a data licensing agreement with a real estate rental client to improve the quality and conversion of customer leads. While our sales efforts in late 2024 did not meet expectations, we have taken meaningful steps in 2025 to strengthen our pipeline and improve deal conversions that will contribute to future revenue growth. Reorganizing our sales structure to align directly with the business segments they support, rather than operating under a centralized model has already begun to yield positive results. We remain committed to aggressively building on this momentum by expanding our lead generation activities and focusing on strategic wins that align with our core capabilities.
First Quarter Highlights
•The Company ended the quarter with a cash balance of $9.0 million at March 31, 2025.
•Total revenues for Q1 2025 were $41.6 million, down 8.6% compared to $45.4 million in Q1 2024.
•Operating loss was $0.04 million compared to operating income of $0.4 million in the same quarter in the prior year.
•Net loss was $0.4 million, or $0.05 per basic and diluted share, compared to net loss of $0.2 million, or $0.02 per basic and diluted share, in the prior year quarter.
•The first quarter of 2025 had EBITDA of $1.0 million compared to EBITDA of $1.4 million in the same period in the prior year. Adjusted EBITDA, which excludes stock-based compensation, severance and restructuring charges, was $1.8 million for Q1 2025 and $2.8 million for the same quarter in 2024.
Segment Highlights
•Customer Care, $13.0 million in revenue, 31% of total – Segment revenue for the quarter increased $0.6 million or 4.5% versus the prior year and EBITDA totaled $2.1 million for the quarter, a decline of 16.1% compared to the same period in the prior year. The decrease in profitability is due to an increase in technology costs during the period.
•Fulfillment & Logistics Services, $19.8 million in revenue, 48% of total – Segment revenue for the quarter increased $0.4 million or 1.8% versus the prior year quarter and EBITDA totaled $1.7 million, an increase of 7.0%. The increase in EBITDA relates to higher volumes of more profitable projects, offset slightly by the mutual agreement to terminate a low-margin Logistics client account during the quarter .
•Marketing Services, $8.8 million in revenue, 21% of total – Segment revenue for the quarter decreased $4.8 million or 35.3% compared to the prior year quarter and EBITDA for the first quarter totaled $1.1 million vs. $2.1 million for the first quarter of 2024. The decrease in revenue was attributable to reduced project work in the financial services sector, and the expected and planned expiration of certain client contracts utilizing our inside sales outsourcing services.

Exhibit 99.1
Consolidated First Quarter 2025 Results
First quarter revenues were $41.6 million, a decline of 8.6% from $45.4 million in the first quarter of 2024 due to decreased revenue attributable to planned and expected expiring customer contracts in one of the Company’s operating segments.
First quarter operating loss was $0.04 million, compared to operating income of $0.4 million in the first quarter of 2024. The 7.7% decrease in operating expenses was less the percentage decline in revenues as management adjusts variable operational costs to match the decrease in revenues.
Net loss for the quarter was $0.4 million, or $0.05 per basic and diluted share, compared to net loss of $0.2 million, or $0.02 per basic and diluted share, in the first quarter of the prior year.
Balance Sheet and Liquidity
Harte Hanks ended the quarter with $9.0 million in cash and cash equivalents and $24.0 million of capacity on its credit line. The Company has no outstanding debt as of March 31, 2025. The Company’s financial position continues to be strong, and it is well-positioned to execute on its long-term growth strategies in 2025 and beyond.
About Harte Hanks:
Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.
Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world’s premier brands, including GlaxoSmithKline, Unilever, Pfizer, Max, Volvo, Ford, FedEx, Midea, and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,000 employees in offices across the Americas, Europe, and Asia Pacific.
For more information, visit hartehanks.com
As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks, Inc.
Cautionary Note Regarding Forward-Looking Statements:
Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures, and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (iii) the demand for our products and services by clients and prospective clients, including (iv) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (vi) our ability to predict changes in client needs and preferences; (b) economic and other business factors that impact the industry verticals we serve, including competition, inflation and consolidation of current and prospective clients, vendors and partners in these verticals; (c) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (d) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (e) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (f) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (g) the impact of privacy and other regulations, including restrictions on unsolicited marketing

Exhibit 99.1
communications and other consumer protection laws; (h) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (i) the number of shares, if any, that we may repurchase in connection with our repurchase program; (j) unanticipated developments regarding litigation or other contingent liabilities; (k) our ability to complete reorganizations, including cost-saving initiatives; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 which was filed on March 17, 2025. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.
Supplemental Non-GAAP Financial Measures:
The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity in this press release and our related earnings conference call. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.
The Company presents the non-GAAP financial measure “Adjusted Operating Income” as a useful measure to both management and investors in their analysis of the Company’s financial results because it facilitates a period-to-period comparison of Operating Income excluding stock-based compensation, severance, and restructuring. The most directly comparable measure for this non-GAAP financial measure is Operating Income.
The Company presents the non-GAAP financial measure “EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “EBITDA” as Net Income adjusted to exclude income tax expense, other expense (income), net, and depreciation and amortization expense. The Company defines “Adjusted EBITDA” as EBITDA adjusted to exclude stock-based compensation, severance, and restructuring. The most directly comparable measure for EBITDA and Adjusted EBITDA is Net Income. We believe EBITDA and Adjusted EBITDA are an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.
The use of non-GAAP measures does not serve as a substitute and should not be construed as a substitute for GAAP performance but should provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.
Investor Relations Contact:
David Garrison
Investor.Relations@hartehanks.com

Exhibit 99.1
Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
In thousands, except per share amounts	2025	2024
Revenue	$41,561	$45,448
Operating expenses
Labor	19,799	23,485
Production and distribution	14,057	13,750
Advertising, selling, general and administrative	5,844	5,939
Restructuring expenses	838	853
Depreciation and amortization expense	1,063	1,046
Total operating expenses	41,601	45,073
Operating (loss) income	(40)	375
Other expenses, net
Interest expense, net	53	11
Other expense, net	514	606
Total other expense, net	567	617
Loss before income taxes	(607)	(242)
Income tax benefit	(215)	(71)
Net loss	(392)	(171)

Loss per common share
Basic and diluted	$(0.05)	$(0.02)

Weighted average shares used to compute loss per share
Basic and diluted	7,360	7,236

Comprehensive loss, net of tax:
Net loss	$(392)	$(171)

Adjustment to pension liability, net	165	344
Foreign currency translation adjustment	36	(533)
Total other comprehensive income (loss), net of tax	201	(189)

Comprehensive loss	$(191)	$(360)

Exhibit 99.1
Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

In thousands	March 31, 2025	December 31, 2024

ASSETS
Current assets
Cash and cash equivalents	$8,982	$9,934
Accounts receivable, net	29,585	31,648
Contract assets and unbilled accounts receivable	10,775	8,215
Prepaid expenses	2,139	1,511
Prepaid income taxes and income tax receivable	938	938
Other current assets	1,297	1,368
Total current assets	53,716	53,614

Net property, plant and equipment	8,532	8,956
Right-of-use assets	21,730	22,460
Other assets	16,607	16,752
Total assets	$100,585	$101,782

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$21,972	$21,832
Accrued payroll and related expenses	3,569	3,210
Deferred revenue and customer advances	2,482	1,589
Customer postage and program deposits	1,642	1,625
Other current liabilities	2,529	3,145
Current portion of lease liabilities	3,895	3,736
Total current liabilities	36,089	35,137

Pension liabilities - Qualified plans	5,035	5,445
Pension liabilities - Nonqualified plan	16,885	17,103
Long-term lease liabilities, net of current portion	19,878	20,860
Other long-term liabilities	1,277	1,548
Total liabilities	79,164	80,093

Stockholders’ equity
Common stock	12,221	12,221
Additional paid-in capital	121,792	124,194
Retained earnings	814,231	814,623
Less treasury stock	(913,427)	(915,752)
Accumulated other comprehensive loss	(13,396)	(13,597)
Total stockholders’ equity	21,421	21,689

Total liabilities and stockholders’ equity	$100,585	$101,782

Exhibit 99.1
Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended March 31,
In thousands	2025	2024
Net loss	$(392)	$(171)
Income tax benefit	(215)	(71)
Other expense, net	567	617
Depreciation and amortization expense	1,063	1,046
EBITDA	$1,023	$1,421

Stock-based compensation	(49)	552
Restructuring expense	838	853
Adjusted EBITDA	$1,812	$2,826

Operating income	$(40)	$375
Stock-based compensation	(49)	552
Restructuring expense	838	853
Adjusted operating income	$749	$1,780
Adjusted operating margin (a)	1.8%	3.9%
(a)Adjusted Operating Margin equals Adjusted Operating Income divided by Revenues.
Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)
In thousands

Three months ended March 31, 2025	Marketing Services	Customer Care	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total
Revenue	$8,782	$13,001	$19,778	$—	$—	$41,561
Segment labor expense	4,487	8,016	4,562	—	2,734	19,799
Other segment operating expense	2,511	2,100	12,644	—	2,646	19,901
Restructuring expense	—	—	—	838	—	838
Contribution margin (loss)	$1,784	$2,885	$2,572	$(838)	$(5,380)	$1,023
Overhead allocation	711	826	882	—	(2,419)	—
EBITDA	$1,073	$2,059	$1,690	$(838)	$(2,961)	$1,023
Depreciation and amortization	217	51	501	—	294	1,063
Operating income (loss)	$856	$2,008	$1,189	$(838)	$(3,255)	$(40)

Three months ended March 31, 2024	Marketing Services	Customer Care	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total
Revenue	$13,583	$12,442	$19,423	$—	$—	$45,448
Segment labor expense	7,274	8,099	4,500	—	3,612	23,485
Other segment operating expense	3,215	1,308	12,543	—	2,623	19,689
Restructuring expense	—	—	—	853	—	853
Contribution margin (loss)	$3,094	$3,035	$2,380	$(853)	$(6,235)	$1,421
Overhead allocation	1,000	582	801	—	(2,383)	—
EBITDA	$2,094	$2,453	$1,579	$(853)	$(3,852)	$1,421
Depreciation and amortization	372	62	248	—	364	1,046
Operating income (loss)	$1,722	$2,391	$1,331	$(853)	$(4,216)	$375